                                                                   Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 26, 1999 included in the Proxy Statement of Westower Corporation that is made a part of the Registration Statement (Form
S-4 No. 333-     ) and Prospectus of SpectraSite Holdings, Inc. for the
registration of 18,500,000 shares of SpectraSite Holdings, Inc. common stock with respect to the consolidated financial statements of SpectraSite Holdings, Inc. as of December 31, 1997 and December 31, 1998 and for the period from inception (April 25, 1997) to December 31, 1997 and for the year ended December 31, 1998 and our report dated March 27, 1998, with respect to the consolidated financial statements of the Company's predecessor, TeleSite Services, LLC, as of December 31, 1996 and for the year ended December 31, 1996 and the period from January 1, 1997 to May 12, 1997.




                                                /s/ Ernst & Young LLP



Raleigh, North Carolina
August 9, 1999